UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 25, 2021

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Binding Letter of Intent

On August 25, 2021, VAALCO Gabon, SA (“VAALCO Gabon”), a wholly owned subsidiary of VAALCO Energy, Inc. (the “Company”), entered into a binding letter of intent (“LOI”) with World Carrier Offshore Services Corp. (“World Carrier”), to provide and operate a Floating Storage and Offloading (“FSO”) unit at the Company’s Etame Marin field offshore Gabon upon the expiration of the Company’s current Floating Production, Storage and Offloading contract with BW Offshore in September 2022. The obligations under the LOI are conditioned upon the receipt of written approval to the entry into the Bareboat Charter and Operating Agreement (described below) by the Company’s co-venturers (the Company, collectively with the co-venturers, the “Etame Parties”, and such condition of approval by the Etame Parties, the “Escrow Condition”).

The LOI provides that it is binding and irrevocable and that neither party can terminate or rescind the LOI after it has been executed and delivered. Pursuant to the LOI, VAALCO Gabon must use reasonable endeavors to ensure that the Escrow Condition is fulfilled as soon as reasonably practicable and in any event before 5.00 p.m. (London time) on September 7, 2021 (or such later date as the parties may agree in writing) (the “Termination Date”). Upon satisfaction of the Escrow Condition, each of the Bareboat Charter and Operating Agreement (described below) will immediately come into full force and effect (the “Effective Date”). If the Escrow Condition is not satisfied by the Termination Date, the LOI will terminate and all obligations under the Bareboat Charter and Operating agreement will not come into force or take effect. The LOI also contains, among other things, customary provisions related to confidentiality, anti-corruption and conflicts of interest.

Bareboat Charter and Operating Agreement

Pursuant to the Bareboat Charter (the “Bareboat Charter”), World Carrier will provide use of the Cap Diamant vessel to VAALCO Gabon for an eight-year period (the “Term”), subject to optional two successive one-year extensions. Pursuant to the Bareboat Charter, World Carrier agreed to perform all engineering and design, procurement, construction, installation, refurbishment, adaptation, commissioning, testing and other work in relation to the preparation of the vessel to be used as a FSO, which such preparation to be complete between August 15, 2022 and September 1, 2022, subject to certain extensions if specified conditions are met. In advance of the Start Date (as defined in the Bareboat Charter), VAALCO Gabon and the Etame Parties must pay World Carrier (i) a prepayment of $6.0 million, to be paid in thirds upon the completion of certain milestones, which may be recovered against future rentals, and (ii) a $1.0 million mobilization fee. In addition, VAALCO Gabon agreed to pay a daily hire rate at certain rates specified therein, with such hire rate being based on the year within the Term. The aggregate amount to be paid to World Carrier under the Bareboat Charter during the Term is approximately $96 million gross (or $61 million net to VAALCO based on its interest participating in the Etame block), net of any applicable taxes.

In addition, the Bareboat Charter provides VAALCO Gabon with the option, upon the delivery of notice not less than 30 days prior to the anticipated purchase date, to purchase the Cap Diamant at any time during the Term at purchase prices specified therein (ranging from $20 million to $74 million depending on the timing of the purchase date in relation to the Start Date).

The Bareboat Charter may be terminated either (i) at the convenience of VAALCO Gabon by providing World Carrier with 30 days’ written notice, or (ii) in the event of default by either party in accordance with its terms. The Bareboat Charter also contains, among other things, customary provisions related to confidentiality, representations and warranties, indemnification, insurance and limitations on liability.

Pursuant to the Operating Agreement (the “Operating Agreement”, and together with the LOI and Bareboat Charter, the “FSO Agreements”), VAALCO Gabon agreed to engage World Carrier for the purposes of maintaining and operating the FSO on its behalf in accordance with the specifications therein and to provide other services to VAALCO Gabon in connection with the operation and maintenance of the FSO (collectively, the “Operator Services”). As consideration for the performance by World Carrier of the Operator Services, VAALCO Gabon agreed to pay a daily operating fee (to be paid monthly) beginning on the date of issuance of the Fit to Receive Certificate (as defined in the Operating Agreement) until the end of the term, with such term being the same as the Term in the Bareboat Charter. The aggregate amount to be paid to World Carrier under the Operating Agreement during the Term is approximately $35 million gross (or $22 million net to VAALCO based on its participating interest in the Etame block), net of any applicable taxes.

The Operating Agreement may be terminated either (i) at the convenience of VAALCO Gabon by providing World Carrier with 30 days’ written notice, or (ii) in the event of default by either party in accordance with its terms. The termination of the Bareboat Charter will automatically trigger termination of the Operating Agreement. The Operating Agreement also contains, among other things, customary provisions related to confidentiality, representations and warranties, indemnification, insurance and limitations on liability.

As a condition for World Carrier’s obligation to provide services under each of the Bareboat Charter and the Operating Agreement, the Company is required to execute a guarantee in favor of VAALCO Gabon in an amount equal to the portion of VAALCO Gabon’s obligations under each of the Bareboat Charter and the Operating Agreement based on the Company’s participating interest in the Etame Field of 63.575%.

Item 7.01Regulation FD Disclosure.

On August 25, 2021, the Company issued a press release announcing the entry into the FSO Agreements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Current Report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 25, 2021, issued by VAALCO Energy, Inc. (furnished herewith pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: August 26, 2021
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller